As filed with the Securities and Exchange Commission on August 12, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Business Travel Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0598290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor New York, New York	10017
(Address of principal executive offices)	(Zip code)

Global Business Travel Group, Inc. 2022 Equity Incentive Plan
Global Business Travel Group, Inc. Employee Stock Purchase Plan
Global Business Travel Group, Inc. Management Incentive Plan
(Full title of the plans)

Eric J. Bock, Esq.
Chief Legal Officer
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, New York 10017
Telephone: (212) 679-1600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001-8602 Telephone: (212) 735-3000	P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Telephone: (213) 687-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☒	Smaller reporting company	☐

	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) covers the registration of (i) 47,870,291 shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), of Global Business Travel Group, Inc., a Delaware corporation (the “Company”), reserved for issuance pursuant to awards that may be granted under the Company’s 2022 Equity Incentive Plan (the “EIP”), which includes the performance-based portion of previously disclosed awards held by our named executive officers and awards held by certain other participants, in each case, pursuant to the 2020 Executive Long-Term Cash Incentive Award Plan and 2021 Executive Long-Term Cash Incentive Award Plan, which are being converted into restricted stock units as of the date hereof, (ii) 11,068,989 shares of Class A Common Stock reserved for purchase under the Company’s Employee Stock Purchase Plan (the “ESPP”) and (iii) 36,535,801 shares of Class A Common Stock that may be issued pursuant to outstanding stock options under the Company’s Management Incentive Plan (the “MIP”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8. This Reoffer Prospectus may be used for the reoffer and resale of Class A Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers identified in the Reoffer Prospectus. The number of shares of Class A Common Stock included in the Reoffer Prospectus represents Class A Common Stock issuable to the selling stockholders pursuant to the EIP and the ESPP, including restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. The number of shares of Class A Common Stock to be offered or resold by means of the Reoffer Prospectus by each selling stockholder, and any other person with whom such stockholder is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

GLOBAL BUSINESS TRAVEL GROUP, INC.
225,008 Class A Common Stock Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 225,008 shares of Class A Common Stock, par value of $0.0001 per share (the “Class A Common Stock”), of Global Business Travel Group, Inc., a Delaware corporation (the “Company”). If, subsequent to the date of this Reoffer Prospectus, we grant or deliver additional shares of Class A Common Stock to the Selling Stockholders or to other affiliates under the Company’s 2022 Equity Incentive Plan (the “EIP”) or the Company’s Employee Stock Purchase Plan (the “ESPP”, and together with the EIP, the “Equity Plans”), we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the number of shares to be reoffered by them under the Equity Plans. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our executive officers, each of whom may be considered an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Class A Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Class A Common Stock, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer shares of Class A Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Class A Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Class A Common Stock that will be issued pursuant to restricted stock units granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the number of shares of Class A Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he, she or they are acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The Class A Common Stock is currently listed on the New York Stock Exchange (the “NYSE”) and traded under the symbol “GBTG.” On August 11, 2022, the last reported sales price of the Class A Common Stock on the NYSE was $7.68 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and for future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE 4 OF THIS REOFFER PROSPECTUS SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is August 11, 2022

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC”). This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (the “Registration Statement”), including exhibits, under the Securities Act, with respect to the Class A Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and its exhibits.

In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.amexglobalbusinesstravel.com. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, previously filed by the Company with the SEC, are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

(a) The Company’s prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333-265748), filed with the SEC under Rule 424(b) under the Securities Act on August 5, 2022, which contains the audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed on May 9, 2022 and August 11, 2022, respectively;

(c) The Company’s Current Reports on Form 8-K filed on May 25, 2022, May 27, 2022, June 3, 2022 and June 27, 2022; and

(d) The description of the Class A Common Stock contained in the Registration Statement on Form S-1, as amended (File No. 333-265748), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), on or after the date of the Registration Statement of which this Reoffer Prospectus forms a part and prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Global Business Travel Group, Inc.

c/o Office of General Counsel

666 3rd Avenue, 4th Floor

New York, NY 10017

Telephone: (212) 679-1600

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this Reoffer Prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	changes to projected financial information or our ability to achieve our anticipated growth rate and execute on market opportunities;

•	our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors in existing and new markets and offerings;

•	various conflicts of interest that could arise among us, affiliates and investors;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	intense competition and competitive pressures from other companies in the industry in which we operate;

•	factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

•	the impact of the COVID-19 pandemic, Russia’s invasion of Ukraine and related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally;

•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

•	the effect of a prolonged or substantial decrease in global travel on the global travel industry;

•	political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in person business meetings and demand for travel and our services);

•	the effect of legal, tax and regulatory changes; and

•	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this Reoffer Prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this Reoffer Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares of Class A Common Stock. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to Global Business Travel Group, Inc. and its consolidated subsidiaries.

Company Overview

We are the world’s leading platform serving travel for business purposes that is purchased and fulfilled through a company-sponsored and managed channel (“B2B travel”) providing a full suite of differentiated, technology-enabled solutions to business travelers and corporate clients, suppliers of travel content (such as airlines, hotels, ground transportation and aggregators) and third-party travel agencies. We differentiate our value proposition through our commitment to deliver unrivalled choice, value and experience, with the powerful backing of American Express GBT, to our customers.

We are at the center of the global B2B travel ecosystem, managing the end-to-end logistics of corporate travel and providing an important link between businesses, their employees, travel suppliers and other industry participants. We service our clients in the following ways:

•	Our travel management solutions (delivered through the portfolio of our brands, including American Express Global Business Travel, Ovation, Lawyers Travel and Egencia) provide our clients with extensive access to flights, hotel rooms, car rentals and other travel services, including exclusive negotiated content, supported by a full suite of services that allows them to design and operate an efficient travel program and solve complex travel requirements.

•	GBT Partner Solutions extends our platform to third-party travel management companies and independent advisors (“Network Partners”), offering them access to our differentiated content and technology. Through GBT Partner Solutions, we aggregate business travel demand serviced by our Network Partners at low incremental cost, which we believe enhances the economics of our platform, generates increased return on investment and expands our geographic and segment footprint.

•	GBT Supply MarketPlace provides travel suppliers with efficient access to business travel clients serviced by our brands and Network Partners. We believe this access allows travel suppliers to benefit from premium demand (which we generally view as demand that is differentially valuable and profitable to suppliers) without incurring the costs associated with directly marketing to, and servicing, the complex needs of our corporate clients. Our travel supplier relationships generate efficiencies and cost savings that can be passed on to our corporate clients.

As of June 30, 2022, we served approximately 20,000 corporate clients and more than 240 Network Partners.

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Stockholders, or their permitted transferees, of up to 225,008 shares of Class A Common Stock. If, subsequent to the date of this Reoffer Prospectus, we grant additional shares of Class A Common Stock to the Selling Stockholders or to other affiliates under the Equity Plans, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the number of shares to be reoffered by them under the Equity Plans. Subject to the satisfaction of any conditions to vesting of the shares of Class A Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Class A Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

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RISK FACTORS

Investing in shares of the Class A Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333-265748), filed with the SEC under Rule 424(b) under the Securities Act on August 5, 2022, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in the Class A Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of the Class A Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Class A Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of the Class A Common Stock by the Selling Stockholders.

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SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of Class A Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the shares of the Class A Common Stock by the Selling Stockholders.

The table below sets forth, as of August 11, 2022 (the “Determination Date”): (i) the name of each person who is offering the resale of shares of Class A Common Stock by this Reoffer Prospectus; (ii) the number of shares of Class A Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, NY 10017.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of Class A Common Stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their shares of Class A Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Class A Common Stock. The total number of shares of Class A Common Stock that may be sold hereunder will not exceed the number of shares of Class A Common Stock offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Position with Company	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering (1)(3)
Martine Gerow	Chief Financial Officer	1,148,331	21,686	1,148,331	2.02%
Mark Hollyhead	Chief Product Officer & President, Egencia	-	130,208	-	-
Patricia Anne Huska	Chief People Officer	701,269	12,394	701,269	1.23%
Evan Konwiser	Chief Marketing and Strategy Officer	201,614	3,094	201,614	*
Michael Qualantone	Chief Revenue Officer	1,637,468	35,940	1,637,468	2.88%
David Thompson	Chief Technology Officer	955,482	21,686	955,482	1.68%

*	Less than 1%

(1)	Beneficial ownership and the percentage of Class A Common Stock beneficially owned is computed on the basis of 56,945,033 Class A Common Stock outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)	Includes Class A Common Stock issuable upon settlement of restricted stock units, including those that will vest more than 60 days from the Determination Date.

(3)	Assumes that all of the shares of Class A Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A Common Stock before the completion of this offering.

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PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NYSE or any other stock exchange on which the shares of Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions. The number of shares of Class A Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he, she or they is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares of Class A Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Class A Common Stock in compliance with Rule 144, if available. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Class A Common Stock offered hereby. The Selling Stockholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the shares of Class A Common Stock against certain liabilities in connection with the offering of the shares of Class A Common Stock arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements of Apollo Strategic Growth Capital as of December 31, 2021 and December 31, 2020 and for the years ended December 31, 2021, December 31, 2020 and December 31, 2019, incorporated by reference in this Reoffer Prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report thereon. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of GBT JerseyCo Limited and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of Egencia at December 31, 2020 and 2019, and for each of the years then ended, appearing in this Registration Statement and related Reoffer Prospectus of Global Business Travel Group, Inc. have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and incorporated by reference herein, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the SEC, are incorporated by reference in this Registration Statement:

(a) The Company’s prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333-265748), filed with the SEC under Rule 424(b) under the Securities Act on August 5, 2022, which contains the audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed on May 9, 2022 and August 11, 2022, respectively;

(c) The Company’s Current Reports on Form 8-K filed on May 25, 2022, May 27, 2022, June 3, 2022 and June 27, 2022; and

(d) The description of the Class A Common Stock contained in the Registration Statement on Form S-1, as amended (File No. 333-265748), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation provides for indemnification by the registrant of members of its board of directors, members of committees of its board of directors and of other committees of the registrant, and its executive officers, and allows the registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the registrant, in each case to the maximum extent permitted by the DGCL.

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Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain liabilities and expenses, reasonable attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other fees (including, among others, witness fees, travel expenses and fees of private investigators and professional advisors, actually paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any Claim relating to any Indemnifiable Event (as such terms are defined in each indemnification agreement)) incurred by a director or executive officer in any action or proceeding related to the fact that such person is or was a director, officer or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer or fiduciary or similar capacity, of another company The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
3.2	Bylaws of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm of GBT JerseyCo Limited.
23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Apollo Strategic Growth Capital.
23.3*	Consent of Ernst & Young LLP, independent auditors of Egencia.
23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	Global Business Travel Group, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).
99.2	Global Business Travel Group, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).

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Exhibit No.	Description
99.3	Global Business Travel Group, Inc. Management Incentive Plan, amended and restated as of May 27, 2022 (incorporated by reference to Exhibit 10.16 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).
107*	Filing Fee Table.

*Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 11, 2022.

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

POWER OF ATTORNEY

Each of the undersigned officers and directors of Global Business Travel Group, Inc., a Delaware corporation, hereby constitutes and appoints Eric J. Bock as his, her or their attorney-in-fact and agent, with full power of substitution and resubstitution, in his, her or their name and on his, her or their behalf, to sign in any and all capacities any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8 and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul Abbott	Chief Executive Officer and Director	August 11, 2022
Paul Abbott	(principal executive officer)

/s/ Martine Gerow	Chief Financial Officer	August 11, 2022
Martine Gerow	(principal financial officer and principal accounting officer)

/s/ Christopher Van Vliet	Controller	August 11, 2022
Christopher Van Vliet	(Principal Accounting Officer)

/s/ James P. Bush	Director	August 11, 2022
James P. Bush

/s/ Gloria Guevara Manzo	Director	August 11, 2022
Gloria Guevara Manzo

/s/ Eric Hart	Director	August 11, 2022
Eric Hart

/s/ Raymond Donald Joabar	Director	August 11, 2022
Raymond Donald Joabar

/s/ Michael Gregory O’Hara	Director	August 11, 2022
Michael Gregory O’Hara

Signature	Title	Date

/s/ Richard Petrino	Director	August 11, 2022
Richard Petrino

/s/ Mohammed Saif S.S. Al-Sowaidi	Director	August 11, 2022
Mohammed Saif S.S. Al-Sowaidi

/s/ Itai Wallach	Director	August 11, 2022
Itai Wallach

/s/ Susan Ward	Director	August 11, 2022
Susan Ward

/s/ Kathleen Winters	Director	August 11, 2022
Kathleen Winters